EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT

                    THIS AGREEMENT IS SUBJECT TO ARBITRATION
                     PURSUANT TO THE UNIFORM ARBITRATION ACT
         CONTAINED IN CHAPTER 5, TITLE 27 OF THE MONTANA CODE ANNOTATED

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this 24th day of September, 1996, by and between Western Federal Savings Bank of Montana, Missoula, Montana (hereinafter referred to as the "Bank"), and David W. Jorgenson (the "Employee").

         WHEREAS, the Bank's parent holding company, WesterFed Financial Corporation ("WesterFed" or the "Holding Company"), has entered into an agreement dated September 24, 1996, with Security Bancorp, the parent holding company of Security Bank, FSB ("Security"), under which Security Bancorp shall be merged into WesterFed (the "Merger"), and such agreement calls for the Employee and the Bank to enter into an employment agreement in the form of this agreement; and

         WHEREAS, the Employee is currently serving as President and Chief Executive Officer of Security and of Security Bancorp and has agreed to serve as an Executive Vice President of the Bank effective at the effective time of the Merger; and

         WHEREAS, the Employee has agreed that upon the effectiveness of the Merger, that certain Employment Agreement between himself and Security and Security Bancorp, dated June 19, 1995 (the "Prior Employment Agreement"), shall terminate without any obligation thereunder to him on the part of any employer or successor thereto and that this Agreement shall entirely supersede and replace the Prior Employment Agreement; and

         WHEREAS, the Board of Directors of the Bank (the "Board of Directors") believes it is in the best interests of the Bank to enter into this Agreement with the Employee in order to induce the Employee to serve the Bank as an Executive Vice President following the Merger and to assure continuity of management after the Merger; and

         WHEREAS, although it is contemplated that Security shall merge into the Bank in connection with the Merger, the Employee has agreed that if Security does not merge into the Bank, the Bank may assign and transfer to Security all of the Bank's rights and obligations under this Agreement; and

         WHEREAS, the Board of Directors has approved and authorized the execution of this Agreement with the Employee to take effect as stated in
Section 2 hereof;

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein, it is AGREED as follows:

         1.  Definitions.

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                  (a) The term "Change in Control"  means (1) an  acquisition by any acquiror, directly or indirectly, through one or more subsidiaries or transactions, or acting in concert with one or more persons or companies, of more than 25% of the outstanding voting securities of the Holding Company, or
(2) a reorganization, merger, consolidation, sale of all or substantially all of the assets of the Bank or the Holding Company or a similar transaction in which the Bank or the Holding Company is not the resulting entity. The term "Change in Control" shall not include an acquisition of securities by an employee benefit plan of the Bank or the Holding Company.

                  (b) The term "Commencement Date" means the date upon which the Merger is effective.

                  (c) The term "Date of Termination" means the earlier of (1) the date upon which the Bank gives notice to the Employee of the termination of the Employee's employment with the Bank or (2) the date upon which the Employee ceases to serve as an employee of the Bank.

                  (d) The term "Involuntarily  Termination" means termination of the employment of Employee without the Employee's express written consent, and shall include a material diminution of or interference with the Employee's duties, responsibilities and benefits as an Executive Vice President of the Bank with respect to commercial lending, including (without limitation) any of the following actions unless consented to in writing by the Employee: (1) a change in the principal workplace of the Employee which would reasonably require him to commute more than 30 miles each way from his principal residence as of the date of this Agreement; (2) the assignment to the Employee of duties substantially inconsistent with and in diminution of the position, duties, responsibilities and status contemplated by Section 3 of this Agreement; and (3) a material adverse change in the Employee's salary, perquisites, benefits, contingent benefits or vacation, other than as part of an overall program applied uniformly and with equitable effect to all members of the senior management of the Bank or the Holding Company. The term "Involuntary Termination" does not include Termination for Cause or termination of employment due to retirement, death, disability or suspension or temporary or permanent prohibition from participation in the conduct of the Bank's affairs under Section 8 of the Federal Deposit Insurance Act ("FDIA").

                  (e) The terms "Termination for Cause" and "Terminated for Cause" mean termination of the employment of the Employee because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. The Employee shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors at a meeting called and held for such purpose (after reasonable notice to the Employee stating why the Board of Directors would consider Termination for Cause and an opportunity for the Employee, together with the Employee's counsel, to be heard before the Board), stating that in the good faith opinion of the Board the Employee has engaged in conduct described in the preceding sentence and specifying the particulars thereof in detail.

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         2. Term;  Termination of Prior Employment  Agreement.  The term of this
Agreement shall be a period of three years commencing on the Commencement Date, subject to earlier termination as provided herein. Upon the effectiveness of the Merger, the Prior Employment Agreement shall terminate with no obligation thereunder to the Employee on the part of any employer or successor thereto, and this Agreement shall entirely supersede and replace such Prior Employment Agreement.

         3. Employment. The Employee is employed as an Executive Vice President of the Bank. As such, the Employee shall render administrative and management services as are customarily performed by persons situated in similar executive capacities with respect to commercial lending by the Bank, and shall have such other powers and duties of such an officer of the Bank as the Board of Directors may prescribe from time to time.

         4.  Compensation.

                  (a) Salary. The Bank agrees to pay the Employee during the term of this Agreement a salary of $160,200 per year, subject to customary withholding, and payable in such installments as the Bank customarily utilizes in paying its executive employees. In the discretion of the Board of Directors, such salary may be increased from time to time.

                  (b) Discretionary Bonuses. The Employee shall be entitled to participate in an equitable manner with all other executive officers of the Bank in discretionary bonuses as authorized and declared by the Board of Directors to its executive employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such bonuses when and as declared by the Board of Directors.

                  (c) Expenses. The Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee in performing services under this Agreement in accordance with the policies and procedures applicable to the executive officers of the Bank, provided that the Employee accounts for such expenses as required under such policies and procedures.

                  (d) Company Car. So long as the Employee is employed hereunder, the Bank shall provide him with the use of a car owned by the Bank, provided that, in accordance with the policies of the Bank as in effect from time to time, the Employee shall (i) keep records of personal and business use of the automobile, and (ii) reimburse the Employer for expenses connected with the personal use of the automobile by the Employee or his spouse.

         5. Participation in Retirement and Employee Benefit Plans. The Employee shall be entitled to participate in all plans relating to pension, thrift, profit-sharing, group life insurance, medical and dental coverage, education, and other retirement or employee benefits or combinations thereof, in which continuing employees of Security are entitled to participate after the Merger.

         6. Vacations; Leave. The Employee shall be entitled to (i) annual paid vacation in accordance with the policies established by the Bank's Board of Directors, provided that such vacation shall not be less than four weeks per year, and (ii) to voluntary leave of absence, with

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or without pay, from time to time at such times and upon such  conditions as the
Board of Directors may determine in its discretion.

         7.  Termination of Employment.

                  (a) Involuntary Termination. The Board of Directors may terminate the Employee's employment at any time, but, except in the case of Termination for Cause, such termination of employment by action of the Board of Directors shall not prejudice the Employee's right to compensation or other benefits under this Agreement. In the event of Involuntary Termination of the employment of the Employee by the Bank other than in connection with or within 12 months after a Change in Control, the Bank shall, through the third anniversary of the Commencement Date, (i) continue to pay to the Employee his salary at the rate in effect immediately prior to the Date of Termination, which salary shall be payable in such manner and at such times as such salary would have been payable to the Employee under Section 4(a) if the Employee had continued to be employed by the Bank, and (ii) provide to the Employee health benefits as maintained by the Bank for the benefit of its executive officers from time to time during the remaining term of this Agreement or, at the election of the Board of Directors, substantially the same health benefits as the Bank maintained for the Employee.

                  In the event of Involuntary Termination of the employment of the Employee by the Bank in connection with or within 12 months after a Change in Control, the Bank shall, during the longer of the period remaining until the third anniversary of the Commencement Date or the period of 18 months following the Date of Termination, (i) continue to pay to the Employee his salary at the rate in effect immediately prior to the Date of Termination, which salary shall be payable in such manner and at such times as such salary would have been payable to the Employee under Section 4(a) if the Employee had continued to be employed by the Bank, and (ii) provide to the Employee health benefits as maintained by the Bank for the benefit of its executive officers from time to time during such period or, at the election of the Board of Directors, substantially the same health benefits as the Bank maintained for the Employee.

                  (b) Termination for "Good Reason." In the event that the Employee reasonably believes that the Bank has taken any of the actions specified in clauses (1), (2) or (3) of Section 1(d) of this Agreement or otherwise materially breached this Agreement, the Employee shall have the right to provide to the Board of Directors a written notice asserting the right to terminate his employment for good reason and specifying (i) the facts and circumstances supporting the Employee's belief that the Bank has taken any such action or materially breached this Agreement and the date upon which such termination of employment for good reason shall become effective, which date shall be at least 30 days after the date of such notice, and (ii) a period of not less than ten business days during which the Bank shall have the opportunity to rescind such actions or cure such breach. In the event that the Bank does not rescind such actions or cure such breach with such period, the Employee shall have the right to terminate his employment and to receive from the Bank through the third anniversary of the Commencement Date the same salary and health benefits as he would have received in the event of Involuntary Termination as described in subsection 7(a) of this Agreement.


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                  (c)  Termination  for Cause.  In the event of Termination  for
Cause, the Bank shall pay the Employee the Employee's salary through the Date of Termination, and the Bank shall have no further obligation to the Employee under this Agreement.

                  (d) Voluntary Termination. The Employee's employment may be voluntarily terminated by the Employee at any time upon 90 days' written notice to the Bank or such shorter period as may be agreed upon between the Employee and the Board of Directors of the Bank. In the event of such voluntary termination, the Bank shall be obligated to continue to pay to the Employee the Employee's salary and benefits only through the Date of Termination, at the time such payments are due, and the Bank shall have no further obligation to the Employee under this Agreement.

                  (e) Death; Disability. In the event of the death of the Employee while employed under this Agreement and prior to any termination of employment, the Employee's estate, or such person as the Employee may have previously designated in writing, shall be entitled to receive from the Bank the salary of the Employee through the last day of the calendar month in which the Employee died. If the Employee becomes disabled as defined in the Bank's then current disability plan, if any, or if the Employee is otherwise unable due to disability to serve as an Executive Vice President, the Employee shall be entitled to receive group and other disability income benefits of the type, if any, then provided by the Bank for executive officers.

                  (f) Temporary Suspension or Prohibition. If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the FDIA, 12 U.S.C. ss. 1818(e)(3) and (g)(1), the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while its obligations under this Agreement were suspended and (ii) reinstate in whole or in part any of its obligations which were suspended.

                  (g) Permanent Suspension or Prohibition. If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the FDIA, 12 U.S.C. ss. 1818(e)(4) and (g)(1), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

                  (h) Default of the Bank. If the Bank is in default (as defined in Section 3(x)(1) of the FDIA), all obligations under this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of the contracting parties.

                  (i) Termination by Regulators. All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank: (1) by the Director of the Office of Thrift Supervision (the "Director") or his or her designee, at the time the Federal Deposit Insurance Corporation or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDIA; or (2) by the Director or his or her designee, at the time the Director or his or her designee approves a supervisory

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merger to resolve  problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by any such action.

                  (j) Limitations on Payments. Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. 1828(k) and any regulations promulgated thereunder. Notwithstanding any other provision of this Agreement, if the value of payments and benefits under this Agreement, together with any other amounts and the value of benefits received or to be received by the Employee would cause any amount to be nondeductible by the Bank or the Holding Company for federal income tax purposes pursuant to Section 280G of the Internal Revenue Code of 1986, as amended, then payments under this Agreement shall be reduced (not less than zero) to the extent necessary so as to maximize amounts and the value of benefits to the Employee without causing any amount to become nondeductible by the Bank or the Holding Company pursuant to or by reason of such Section 280G.

         8.  Confidential Information; Loyalty; Non-competition

                  (a) During the term of the Employee's employment hereunder and thereafter, the Employee shall not, except as may be required to perform his duties hereunder or as required by law, disclose to others or use, whether directly or indirectly, any Confidential Information. "Confidential Information" means information about the Bank and the Bank's clients and customers which is not available to the general public and was or shall be learned by the Employee in the course of his employment by the Bank, including without limitation any data, formulae, information, proprietary knowledge, trade secrets, and credit reports and analyses owned, developed and used in the course of the business of the Bank, including client and customer lists and information related thereto; and all papers, resumes, records and other documents (and all copies thereof) containing such Confidential Information. The Employee acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Bank. The Employee agrees that upon the expiration of the Employee's term of employment hereunder or in the event the Employee's employment hereunder is terminated prior thereto for any reason whatsoever, the Employee will promptly deliver to the Bank all documents (and all copies thereof) containing any Confidential Information.

                  (b) The Employee shall devote his full time to the performance of his employment under this Agreement; provided, however, that the Employee may serve, without compensation, with charitable, community and industry organizations and continue to serve, with compensation, as a director of any business corporation of which he is currently a director to the extent such directorships do not inhibit the performance of his duties thereunder or conflict with the business of the Bank. During the term of the Employee's employment hereunder, the Employee shall not engage in any business or activity contrary to the business affairs or interests of the Bank.

                  (c) Upon the expiration of the term of the Employee's employment hereunder or in the event the Employee's employment hereunder terminates prior thereto for any reason whatsoever, the Employee shall not, for a period of three years after the occurrence of such event, for himself, or as the agent of, on behalf of, or in conjunction with, any person or entity,

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solicit or attempt to solicit, whether directly or indirectly:  (i) any employee of the Bank to terminate such employee's employment relationship with the Bank; or (ii) any savings and loan, banking or similar business from any person or entity that is or was a client, employee, or customer of the Bank and had dealt with the Employee or any other employee of the Bank under the supervision of the Employee.

                  (d) In the event Employee voluntarily terminates his employment hereunder pursuant to Section 7(d) of this Agreement, or in the event the Employee's employment hereunder is Terminated for Cause, the Employee shall not, for a period of one (1) year from the Date of Termination, directly or indirectly, own, manage, operate or control, or participate in the ownership, management, operation or control of, or be employed by or connected in any manner with, any financial institution having an office located within twenty
(20) miles of any office of the Bank as of the Date of Termination.

                  (e) The provisions of subsections (b) and (d) of this Section 8 shall not prevent the Employee from purchasing, solely for investment, not more than five percent (5%) of any financial institution's stock or other securities which are traded on any national or regional securities exchange or are actively traded in the over-the-counter market and registered under Section 12(g) of the Securities Exchange Act of 1934.

                  (f) The provisions of this Section 8 shall survive the termination of the Employee's employment hereunder whether by expiration of the term thereof or otherwise.

         9. No Mitigation. The Employee shall not be required to mitigate the amount of any salary or other payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by the Employee as the result of employment by another employer, by retirement benefits after the Date of Termination or otherwise.

         10. Stock and Stock Option Awards.

                  (a) On the Commencement Date, WesterFed shall grant to the Employee under the WesterFed Financial Corporation 1993 Stock Option and Incentive Plan (the "Plan") options to purchase 12,000 shares of Common Stock (as defined in the Plan) at an Exercise Price (as defined in the Plan) equal to the Market Value (as defined in the Plan) of a share of the Common Stock on the date on which the Merger becomes effective. Such award shall vest based upon Continuous Service (as defined in the Plan) at the rate of 20 percent per year over the five years following the date of the grant, but vesting shall accelerate in the event of a change in control or merger, consolidation or combination of WesterFed into another corporation in the same manner as awards made under the Plan prior to the Merger to executive officers of WesterFed accelerate in such events.

                  (b) Furthermore, if prior to the Merger, the shareholders of WesterFed are asked to approve an increase in the number of shares of Common Stock which may be awarded under the Plan, or approve a plan similar to the Plan under which stock options are to be awarded to executive officers of WesterFed, and such shareholders vote to approve such an increase or plan, WesterFed shall on the Commencement Date award to the Employee options to purchase an

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additional  30,000 shares of the Common Stock at an Exercise  Price equal to the
Market Value of the Common Stock on the date of the grant, which award shall vest based upon Continuous Service at the rate of 20 percent per year over the five years following the date of the grant, but vesting shall accelerate in the event of a change in control, or merger, consolidation or combination of WesterFed into another corporation in same manner as awards made under the Plan prior to the Merger to executive officers of WesterFed accelerate in such events; provided that if the shareholders of WesterFed are asked to approve such an increase or plan and vote not to approve it, then the Employee's rights under this Section 10(b) shall expire.

                  (c) On the Commencement Date, WesterFed shall make the same award to the Employee under the WesterFed Financial Corporation Recognition and Retention Plan as he would have received if on that date he had been elected and qualified for the first time as a non-employee director of WesterFed.

         11. Attorneys Fees. In the event the Bank exercises its right of Termination for Cause, but it is determined by a court of competent jurisdiction or by an arbitrator pursuant to Section 18 that cause did not exist for such termination, or if in any event it is determined by any such court or arbitrator that the Bank has failed to make timely payment of any amounts owed to the Employee under this Agreement, the Employee shall be entitled to reimbursement for all reasonable costs, including attorneys' fees, incurred in challenging such termination or collecting such amounts. Such reimbursement shall be in addition to all rights to which the Employee is otherwise entitled under this Agreement.

         12.  Assignments.

                  (a) In the event that Security does not merge into the Bank, the Bank shall have the right to assign and transfer all of its rights and obligations under this Agreement to Security. If the Bank elects to exercise this right, it shall so notify the Employee in writing.

                  (b) This Agreement is a personal services contract and the Employee may not assign or delegate any of his rights or obligations hereunder.

                  (c) This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         13. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, to the Bank at its home office, to the attention of the Board of Directors with a copy to the Secretary of the Bank, or, if to the Employee, to such home or other address as the Employee has most recently provided in writing to the Bank.

         14. Amendments. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.


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         15.  Headings.  The headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

         16. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         17. Governing Law. This Agreement shall be governed by the laws of the United States to the extent applicable and otherwise by the laws of the State of Montana.

         18. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


         THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.


Attest:                                         Western Federal Savings Bank
                                                   of Montana

/s/ Wendy Lambson                               /s/  Lyle R. Grimes
-----------------                               -------------------
Secretary                                       Lyle R. Grimes, President
                                                   and Chief Executive Officer



                                                 Employee

                                                 /s/  David W. Jorgenson
                                                 -----------------------
                                                 David W. Jorgenson


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